                                                                   EXHIBIT 10.35

                                  FEE LETTER




                                                November 22, 1994


Wigs by Paula, Inc.
21 Bristol Drive
South Easton, MA  02375

                              Wigs by Paula, Inc.
                              ------------------

Ladies and Gentlemen:

        This letter sets forth certain fees payable by Wigs by Paula, Inc. (the "Borrower") in connection with the financing being provided pursuant to the
 --------
Credit Agreement dated the date hereof (the "Credit Agreement") among the
                                             ----------------
Borrower, certain Banks named therein and Banque Nationale de Paris, New York Branch, as agent (the "Agent") for the Lenders (as defined therein). Terms
                       -----
defined in the Credit Agreement are used herein as therein defined. By entering into the Credit Agreement, you agree to pay the nonrefundable fees set forth in this letter in accordance with its terms and to abide by the other terms and conditions hereof. The terms and provisions of this letter shall supersede the terms and provisions of the Commitment Letter relating to the fees provided for herein.

Annual Loan
Monitoring Fee:         The Borrower shall pay to the Agent for its own account
                        a load monitoring fee of $50,000 per annum, payable in advance on the date hereof and on each subsequent anniversary of the date hereof occurring prior to the Termination Date.

Facility Fee:           The Borrower shall pay to the Agent for its own account
                        on the date hereof a Facility Fee equal to $520,000.

Commitment Fee:         The Borrower shall pay to the Agent for its own account
                        a Commitment Fee on the $16,000,000 commitment of the Agent from October 20, 1994 through the date hereof at the rate of 1/2 of 1% per annum, payable on the date hereof.

Additional Fee:         The Borrower shall pay to the Agent for its own account
                        an additional fee of $1,000,000 on the fifth anniversary of the date hereof, unless at any time prior thereto an Acceleration Event shall have occurred, in which case the Borrower shall within the Applicable Period following the occurrence of such Acceleration Event, pay to the Agent for its own account (in lieu of such

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                additional fee of $1,000,000) the amount set forth below
                opposite the date such Acceleration Event occurs:


                Date of Acceleration Event                Additional Fee
                --------------------------                --------------

                From the date hereof until the first
                anniversary of the date hereof               $450,000     11/95

                From the first anniversary of the date
                hereof until the second anniversary of
                the date hereof                              $625,000     11/96

                From the second anniversary of the date
                hereof until the third anniversary of the
                date hereof                                  $775,000     11/97

                From the third anniversary of the date
                hereof until the fourth anniversary of the
                date hereof                                  $937,500     11/98

                On and after the fourth anniversary of
                the date hereof.                           $1,000,000     11/98


Acceleration
Event: For purposes of this fee letter. "Acceleration Event" shall mean the earliest to occur of either of the following events:

                (a) a Change of Control (as hereinafter defined):

                (b) the occurrence of the Termination Date prior to May 22, 1999.

Applicable
Period:         For purposes of this fee letter, "Applicable Period" shall mean:

                (a) in the event that an Acceleration Event is occasioned by the occurrence of the Termination Date as a result of a mandatory commitment reduction pursuant to Section 2.05(b) of the Credit Agreement, 6 months; and

                (b) in all other cases, 30 days.

Change of
Control: For purposes of this fee letter, "Change of Control" shall mean the occurrence of any Event of Default under the provisions of
                Section 6.01(l) of the Credit Agreement.
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If the Agent in its sole discretion elects to do so, the Agent may allocate the foregoing fees to the Lenders in such relative amounts as the Agent may determine.

        You agree that this letter is for your confidential use only and will not be disclosed by you to any person other than your accountants, attorneys and other advisors, and then only in connection with the Transaction and on a confidential basis, except that you may make such disclosure of the aggregate amount of fees payable pursuant to this letter as you are required by law, in the opinion of your counsel, to make. You also agree that this letter shall be binding on your successors and assigns to the extent permitted by the Credit Agreement.

        Please evidence your receipt of this letter by signing the enclosed copy of this letter and returning it to the undersigned.

                                        Very truly yours,

                                        BANQUE NATIONALE DE PARIS,
                                        NEW YORK BRANCH

                                        By /s/ Christopher J. Kiely
                                          ----------------------------
                                          Title:  Vice President


                                        By /s/ Alan Mustatchi
                                          ----------------------------
                                          Title:


RECEIPT ACKNOWLEDGED:

WIGS BY PAULA, INC.


By /s/ Steven Bock
  -----------------------------
  Title: